     As filed with the Securities and Exchange Commission on June 4, 2001

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                          FISHER COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

                      Washington                                                           91-0222175
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                             1525 One Union Square
                             600 University Street
                           Seattle, Washington 98101
         (Address of principal executive offices, including zip code)

                FISHER COMMMUNICATIONS INCENTIVE PLAN OF 2001
                           (Full title of the plan)

                               DAVID D. HILLARD
              Senior Vice President, CFO and Assistant Secretary
                          Fisher Communications, Inc.
                             1525 One Union Square
                             600 University Street
                           Seattle, Washington 98101
                                (206) 404-7000
(Name, address and telephone number, including area code, of agent for service)
                            ______________________
                                   Copy to:


                                DAVID F. MCSHEA
                               Perkins Coie LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington 98101-3099
                                (206) 583-8888

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
               Title of Securities          Amount to Be       Proposed Maximum              Proposed Maximum          Amount of
                to Be Registered            Registered(1)  Offering Price Per Share(2)      Aggregate Offering      Registration Fee
                                                                                                Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.25 per share,
under the Fisher Commmunications Incentive    600,000               $59.33                     $35,598,000            $8,899.50
Plan of 2001
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share under the plan is estimated to be $59.33 based on the average of the high ($61.00) and low ($57.65) sales prices for the Common Stock on May 29, 2001, as reported by the Nasdaq National Market.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 14, 2001, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, filed on April 25, 1997, under
Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act sets forth certain mandatory and permissive provisions that a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. Section 23B.08.560 of the Washington Business Corporation Act also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (regarding unlawful distributions) and (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which such person was not entitled.

     Article V of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") and Article IX of the Registrant's Bylaws (as amended February 14, 2001) (the "Bylaws"), taken together, provide that the Registrant shall indemnify any person who was or is involved in any manner or was or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer-director of the Registrant or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. The rights to indemnification provided by the Articles and the Bylaws include the right to receive payment of any expenses incurred by the person being indemnified in connection with a proceeding in advance of the final disposition of the proceeding consistent with applicable law. The Registrant may not, however, provide such indemnification on account of (a) acts or omissions finally adjudged to be intentional misconduct or knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which such person was not entitled.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (a) intentional misconduct or knowing violation of law, (b) conduct violating Section 23B.08.310 of the Washington Business Corporation Act (regarding unlawful distributions) or (c) any transaction with respect to which such director personally received a benefit in money, property or services to which such director was not legally entitled. Article V of the Articles contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on the liability of existing and former directors and officer-directors to the Registrant and its shareholders.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS


   Exhibit
   Number                             Description
------------   -----------------------------------------------

     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

    24.1       Power of Attorney (see signature page)

    99.1 Fisher Communications Incentive Plan of 2001 (incorporated by reference to Appendix B to Fisher Communications Inc.'s Proxy Statement on Schedule 14A filed on March 23, 2001)


Item 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 1st day of June, 2001.

                                  FISHER COMMUNICATIONS, INC.

                                     /s/ William W. Krippaehne, Jr.
                                  ----------------------------------------
                                  By: William W. Krippaehne, Jr.
                                      President and CEO


                               POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes William W. Krippaehne, Jr. and David D. Hillard, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of June, 2001.

          Signature                                                Title
          ----------                                               -----
     /s/ William W. Krippaehne, Jr.          President, CEO and Director (Principal Executive Officer)
---------------------------------------
         William W. Krippaehne, Jr.

          /s/ Warren J. Spector              Executive Vice President and COO
---------------------------------------
              Warren J. Spector

          /s/ David D. Hillard               Senior Vice President, CFO and Assistant Secretary (Principal
---------------------------------------      Financial and Accounting Officer)
              David D. Hillard

     /s/ Robin J. Campbell Knepper           Director
---------------------------------------
         Robin J. Campbell Knepper

          /s/ James W. Cannon                Director
---------------------------------------
              James W. Cannon

          /s/ George D. Fisher               Director
---------------------------------------
              George D. Fisher

          /s/ Phelps K. Fisher               Director
---------------------------------------
              Phelps K. Fisher

          /s/ William O. Fisher              Director
---------------------------------------
              William O. Fisher

     /s/ Carol H. Fratt               Director
---------------------------------
         Carol H. Fratt

     /s/ Donald G. Graham, Jr.        Director
---------------------------------
         Donald G. Graham, Jr.

     /s/ Donald G. Graham, III        Director
---------------------------------
         Donald G. Graham, III

     /s/ John D. Mangels              Director
---------------------------------
         John D. Mangels

     /s/ Jean F. McTavish             Director
---------------------------------
         Jean F. McTavish

     /s/ Jacklyn F. Meurk             Director
---------------------------------
         Jacklyn F. Meurk

     /s/ George F. Warren, Jr.        Director
---------------------------------
         George F. Warren, Jr.

     /s/ William W. Warren, Jr.       Director
---------------------------------
         William W. Warren, Jr.

                               INDEX TO EXHIBITS



   Exhibit
   Number                              Description
------------   -------------------------------------------------------------

     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

    24.1       Power of Attorney (see signature page)

    99.1 Fisher Communications Incentive Plan of 2001 (incorporated by reference to Appendix B to Fisher Communications Inc.'s Proxy Statement on Schedule 14A filed on March 23, 2001)